Exhibit 5.1

Wilson Sonsini Goodrich & Rosati Professional Corporation 650 Page Mill Road Palo Alto, CA 94304-1050 o: 650.493.9300 f: 650.493.6811

December 17, 2021
Transphorm, Inc.
75 Castilian Drive
Goleta, CA 93117

Re: Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Transphorm, Inc., a Delaware corporation (the “Company”), in connection with the preparation of a Registration Statement on Form S-3 (the “Registration Statement”) to be filed on the date hereof by the Company with the Securities and Exchange Commission, for the registration under the Securities Act of 1933, as amended (the “Securities Act”), of the resale of an aggregate of 2,021,801 shares (the “Shares”) of the Company’s common stock, $0.0001 par value per share.

The Shares offered pursuant to the Registration Statement include 1,673,152 outstanding shares of the Company’s common stock (the “Outstanding Shares”) and 348,649 shares of the Company’s common stock (the “Warrant Shares”) that are issuable upon exercise of outstanding warrants to purchase the Company’s common stock, all of which are to be sold by selling stockholders named in the Registration Statement.

We have examined instruments, documents, certificates and records that we have deemed relevant and necessary for the basis of our opinions hereinafter expressed. In such examination, we have assumed: (a) the authenticity of original documents and the genuineness of all signatures; (b) the conformity to the originals of all documents submitted to us as copies; (c) the truth, accuracy and completeness of the information, representations and warranties contained in the instruments, documents, certificates and records we have reviewed; and (d) the legal capacity of all natural persons. As to any facts material to the opinions expressed herein that were not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Company.

Based on such examination, we are of the opinion that:

1.    The Outstanding Shares have been duly authorized by the Company and are validly issued, fully paid and nonassessable; and

2.    The Warrant Shares issuable upon exercise of the outstanding warrants have been duly authorized by the Company and, when issued and delivered by the Company upon exercise thereof in accordance with the terms of the warrants, will be validly issued, fully paid and nonassessable.

AUSTIN BEIJING BOSTON BRUSSELS HONG KONG LONDON LOS ANGELES NEW YORK PALO ALTO
SAN DIEGO SAN FRANCISCO SEATTLE SHANGHAI WASHINGTON, DC WILMINGTON, DE

Transphorm, Inc.
December 17, 2021

We express no opinion as to the laws of any other jurisdiction, other than the Federal laws of the United States of America and the General Corporation Law of the State of Delaware.

We consent to the use of this opinion as an exhibit to the Registration Statement, and we consent to the reference of our name under the caption “Legal Matters” in the prospectus forming part of the Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

This opinion is furnished to you in connection with the filing of the Registration Statement, and is not to be used, circulated, quoted or otherwise relied upon for any other purpose.

Very truly yours,

WILSON SONSINI GOODRICH & ROSATI
Professional Corporation

/s/ Wilson Sonsini Goodrich & Rosati
AUSTIN BEIJING BOSTON BRUSSELS HONG KONG LONDON LOS ANGELES NEW YORK PALO ALTO
SAN DIEGO SAN FRANCISCO SEATTLE SHANGHAI WASHINGTON, DC WILMINGTON, DE